Exhibit 99.1

State Street Reports 2008 Earnings Per Share of $3.89, up 13% on a Revenue Gain of 28% Compared to 2007

Full-Year Operating Earnings Per Share Increased 14% to a Record $5.21 Per Share on a 25% Gain in Operating Revenue

BOSTON--(BUSINESS WIRE)--January 20, 2009--State Street Corporation today announced full-year 2008 earnings of $3.89 per share on net income of $1.620 billion compared with $3.45 per share on net income of $1.261 billion in 2007. Revenue in 2008 is $10.693 billion, up 28% from $8.336 billion in 2007. Return on common shareholders’ equity in 2008 is 13.4% equal to 13.4% in 2007. In the fourth quarter of 2008, State Street reported earnings of $0.15 per share on net income of $65 million, compared to net income of $223 million, or $0.57 per share in the fourth quarter of 2007. Revenue in the fourth quarter of 2008 is $2.673 billion, up 8% from $2.479 billion in the fourth quarter of 2007. Return on common shareholders’ equity is 2.3% in the fourth quarter of 2008 compared to 7.7% in the fourth quarter of 2007.

Management also presents results on an operating basis in order to provide financial information that is comparable from period to period and to present comparable financial trends with respect to our ongoing business operations. A full reconciliation of operating-basis results to U.S. generally accepted accounting principals (GAAP) is included in the addendum at the end of this press release.

“Operating-basis” results for the full-year 2008 exclude previously reported net effects of $(28) million, or $(0.25) per share, as well as fourth-quarter net effects of $(723) million, or $(1.03) per share, including $(450) million related to the previously disclosed transaction with certain stable value funds managed by State Street Global Advisors; restructuring charges of $(306) million, primarily associated with our previously announced reduction in force; merger and integration costs of $(27) million associated with the 2007 acquisition of Investors Financial Services Corp. (“Investors Financial”); partially offset by net interest revenue of $60 million from acting as an intermediary under the Federal Reserve Bank’s Asset-Backed Commercial Paper Money Market Liquidity Facility (“AMLF”). “Operating- basis” results for the full-year 2007 exclude $(665) million in pre-tax charges associated with active fixed-income strategies at State Street Global Advisors and merger and integration costs associated with Investors Financial. “Operating-basis” results for the fourth-quarter of 2007 exclude $(524) million in pre-tax charges associated with active fixed-income strategies at State Street Global Advisors and merger and acquisition costs associated with Investors Financial. Operating-basis revenue for all periods is presented on a fully taxable-equivalent basis.

The following financial results are presented on an operating basis, as discussed below.

Operating-basis earnings for the full-year 2008 are $5.21 per share, up 14% from $4.57 per share in 2007. Operating-basis revenue in 2008 is up 24.8% to a State Street record of $10.477 billion from $8.394 billion in 2007. Operating-basis expenses in 2008 of $7.058 billion increased 22.4% from $5.768 billion in 2007. On an operating basis, we achieved 240 basis points in positive operating leverage in the year-over-year comparison. Operating-basis return on common shareholders’ equity in 2008 is 17.9%, up from 17.7% in 2007.

Operating-basis earnings per share in the fourth quarter are $1.18 per share down 14 % from $1.38 per share in the fourth quarter of 2007. Operating revenue of $2.641 billion in the fourth quarter of 2008 is up 5.8% from $2.496 billion in the fourth quarter a year ago. Operating-basis expenses of $1.806 billion in the fourth quarter of 2008 are up 9.5% from $1.649 billion in the year-ago quarter. For the fourth quarter of 2008, operating return on common shareholders’ equity is 18.3%, down from 18.7% for the fourth quarter of 2007.

The balance sheet declined from $286 billion at September 30, 2008, to $174 billion at year end. Excluding $52 billion in excess deposits held at central banks at December 31, 2008, compared with $54 billion at September 30, 2008, and $6 billion of investment securities related to the AMLF, compared to $77 billion at September 30, 2008, the normalized balance sheet was $116 billion at December 31, 2008. At December 31, 2007 the balance sheet was $143 billion. Our regulatory ratios continue to be strong as of December 31, 2008. The tier-1 capital ratio stood at 20.49% and our tier-1 leverage ratio was 7.74%.

Reflecting the ongoing illiquidity in the markets at December 31, 2008, the after-tax, unrealized mark-to-market losses in the investment portfolio increased to $6.3 billion ($5.45 billion recorded in OCI and $.87 billion in HTM, not recorded in OCI), up $3.0 billion from September 30, 2008, and in the State Street-administered asset-backed commercial paper conduits increased to $3.6 billion up $1.4 billion from September 30, 2008. Since year end the unrealized after-tax losses in the investment portfolio have improved $400 million to $5.9 billion as of Friday, January 16, 2009.

Commenting on the performance, Ronald E. Logue, State Street's chairman and chief executive officer, said, "I am pleased that we either met or exceeded our financial goals in 2008. Fiscal year 2008 represents our fourth consecutive year of double-digit growth both in revenue and operating earnings per share. New business wins in 2008 totaled $1.66 trillion in asset servicing with $317 billion to be installed in 2009 and $198 billion in asset management with $24 billion to be installed this year. Servicing fees, trading services, securities finance and net interest revenue each recorded significant double-digit revenue growth in 2008.”

Logue commented on the quality of State Street’s assets, ”We continue to believe that the asset quality of both our investment portfolio and the conduit program remains strong. None of the securities is in default and all are current for principal and interest. In 2008, more than $8 billion in structured securities in our investment portfolio paid down at par, yet had a fair market value, which on average was at a 7.8% discount to book value. We expect the vast majority of our securities to behave similarly as they mature. The current trend in the market is encouraging, but we recognize it only measures two-weeks’ progress.”

Logue added, “While we expect 2009 to present industry-wide challenges, we believe that the revenue drivers we have identified and the expense controls we have in place, will allow us to meet the following 2009 financial goals, all stated on an operating basis. We expect our revenue in 2009 to be approximately flat with our record revenue in 2008, down from our long term goal of 8% to 12% growth. We expect our operating earnings per share to also be approximately flat with 2008, below our long-term goal of 10% - 15% growth, and we expect operating return on equity to be slightly below the long-term goal of 14% to 17%. We continue to target positive operating leverage on an annual basis.”

Citing specific revenue drivers for 2009, Logue said, “Our business pipeline is strong. In addition to those 2008 wins that are scheduled for installation in 2009, we are meeting with potential customers from very large fund complexes that are considering outsourcing their back and/or middle office to us in order to create some variable expense for their organizations. Also large hedge funds, that have historically self-administered their holdings are looking for an outsource partner to create more transparency for their funds and their shareholders. Further, we are expecting new government mandates for increased regulations and transparency to create opportunities for us to develop products for our customers.“

Logue concluded, “Regarding net interest income, we expect 2009 net interest income and net interest margin to be approximately flat with 2008. We have $15 billion of low-yielding securities maturing, which we will re-invest in AAA-rated asset-backed and mortgage-backed securities at higher yields if government programs begin to normalize markets.”

State Street evaluates the market from time to time. Following recent discussions with investors, State Street has determined not to raise equity capital in this turbulent market.

Following are three tables that display specified reported-basis and operating-basis results for legacy State Street as well as for the acquired Investors Financial business. The first two tables present results for the full year 2008 and 2007 and the fourth quarter for 2008 and 2007, reported in accordance with GAAP and the effects of the non-operating items excluded from operating-basis results. The third table describes the results in four categories: “Baseline,” “Investors Financial,” “Operating,” and “Reported.” Management believes such presentation facilitates an investor’s understanding and analysis of our underlying performance and trends in addition to financial information prepared in accordance with GAAP. In addition, management believes that providing separate Investors Financial results and baseline financial information further assists investors and analysts in understanding the effect of that acquisition.

$ in millions except per share data	For the year ended		For the year ended
	December 31, 2008		December 31, 2007
	Operating[a]	Reported[b]	Operating[c]	Reported[b]
Fee revenue	$7,747	7,747	$6,633	$6,633
Net interest revenue from operations	2,680	2,680	1,730	1,730
Taxable-equivalent adjustment	104	0	58	0
Net interest revenue from AMLF	0	68	0	0
SILO-related reduction in net interest revenue	0	(98)	0	0
Total net interest revenue	2,784	2,650	1,788	1,730
Gains (losses) related to investment securities, net	(54)	(54)	(27)	(27)
Gain on sale of CitiStreet interest	0	350	0	0
Total revenue	10,477	10,693	8,394	8,336
Expenses from operations	7,058	7,058	5,768	5,768
Non-operating expenses:
Merger and integration costs	0	115	0	198
Non-operating provisions, net[d]	0	956	0	467
Total expenses	7,058	8,129	5,768	6,433
Income before income tax expense	3,419	2,564	2,626	1,903
Income tax expense from operations	1,127	1,127	899	899
Taxable-equivalent adjustment	104	0	58	0
Income tax expense (benefit) on non-operating items	0	(205)	0	(257)
Total income tax expense	1,231	922	957	642
Preferred dividends and related adjustments	(22)	(22)	0	0
Net income available to common shareholders	$2,166	$1,620	$1,669	$1,261
Diluted earnings per common share	$5.21	$3.89	$4.57	$3.45

a “Operating” results for 2008 are reported results, excluding the impact of the CitiStreet gain, AMLF revenue, the charge associated with SILO leasing transactions, the reserve associated with the estimated net exposure to an affiliate of Lehman Brothers Holdings, Inc.; the merger and integration costs associated with the acquisition of Investors Financial the charge associated with certain of State Street Global Advisors’ managed accounts with exposure to third-party guarantors, and the restructuring charges primarily associated with the reduction in force, and are presented on a fully taxable-equivalent basis.

b “Reported” results are in accordance with U.S. generally accepted accounting principles (GAAP).

c “Operating” results for 2007 are reported results, excluding the impact of the merger and integration costs associated with the acquisition of Investors Financial and a net charge associated with certain fixed-income strategies at State Street Global Advisors and are presented on a fully taxable-equivalent basis.

dNon-operating provisions include, for 2008, the charge associated with certain of State Street Global Advisors’ managed accounts with exposure to third-party guarantors, the restructuring charges primarily associated with the reduction in force, and the reserve associated with the estimated net exposure to an affiliate of Lehman Brothers Holdings, Inc.; for 2007, includes the net charge associated with certain active fixed-income strategies at State Street Global Advisors.

$ in millions except per share data	For the quarter ended		For the quarter ended
	December 31, 2008		December 31, 2007
	Operating[a]	Reported[b]	Operating[c]	Reported[b]
Fee revenue	$1,881	$1,881	$1,927	$1,927
Net interest revenue from operations	783	783	556	556
Taxable-equivalent adjustment	28	0	17	0
Net interest revenue from AMLF	0	60	0	0
Total net interest revenue	811	843	573	556
Gains (losses) related to investment securities, net	(51)	(51)	(4)	(4)
Total revenue	2,641	2,673	2,496	2,479
Expenses from operations	1,806	1,806	1,649	1,649
Non-operating expenses:
Merger and integration costs	0	27	0	57
Non-operating provisions, net[d]	0	756	0	467
Total expenses	1,806	2,589	1,649	2,173
Income before income tax expense	835	84	847	306
Income tax expense from operations	274	274	290	290
Taxable-equivalent adjustment	28	0	17	0
Income tax expense (benefit) on non-operating items	0	(277)	0	(207)
Total income tax expense (benefit)	302	(3)	307	83
Preferred dividends and related adjustments	(22)	(22)	0	0
Net income available to common shareholders	$511	$65	$540	$223
Diluted earnings per common share	$1.18	$0.15	$1.38	$0.57

a “Operating” results in the fourth quarter of 2008 are reported results, excluding the impact of AMLF revenue, the charge associated with certain of State Street Global Advisors’ managed accounts with exposure to third-party guarantors, the restructuring charges primarily associated with the reduction in force, and merger and integration costs associated with the acquisition of Investors Financial; and are presented on a fully taxable-equivalent basis.

b “Reported” results are in accordance with U.S. generally accepted accounting principles (GAAP).

c “Operating” results in the fourth quarter of 2007 are reported results, excluding the impact of the merger and integration costs associated with the acquisition of Investors Financial and a net charge associated with certain fixed-income strategies at State Street Global Advisors and are presented on a fully taxable-equivalent basis.

dNon-operating provisions include, for 2008, the charge associated with certain of State Street Global Advisors’ managed accounts with exposure to third-party guarantors and the restructuring charges primarily associated with the reduction in force; and for 2007, includes the net charge associated with certain active fixed-income strategies at State Street Global Advisors.

$ in millions except per share data
For the quarter ended
	December 31, 2008				December 31, 2007
	Baseline (a)	Investors Financial (b)	Operating (c)	Reported (d)	Reported (d)
Fee revenue	$1,730	$151	$1,881	$1,881	$1,927
All other revenue	675	85	760	792	552
Total revenue	2,405	236	2,641	2,673	2,479
Total expenses	1,659	147	1,806	2,589	2,173
Income tax expense (benefit)	262	40	302	(3)	83
Preferred dividends and related adjustments	(22)	0	(22)	(22)	0
Net income available to common shareholders	$462	$49	$511	$65	$223
Diluted EPS	$1.16	$0.02	$1.18	$0.15	$0.57

(a) ”Baseline” results represent results of legacy State Street on an operating basis excluding AMLF revenue, the impact of the charge associated with the State Street Global Advisors’ managed accounts with exposure to third-party guarantors, the restructuring charges primarily associated with the reduction in force, and merger and integration costs associated with the acquisition of Investors Financial; and are presented on a fully taxable-equivalent basis.

(b) “Investors Financial” results represent revenue and expenses, including financing costs and amortization of intangibles, attributable to the Investors Financial business acquired on July 2, 2007, but excluding merger and integration costs. Presented on a fully taxable-equivalent basis. Per-share amounts reflect the impact on outstanding shares from the issuance of approximately 61 million shares for the acquisition.

(c) “Operating” results are reported results, excluding AMLF revenue, the impact of the charge associated with the State Street Global Advisors’ managed accounts with exposure to third-party guarantors, the restructuring charges primarily associated with the reduction in force, and merger and integration costs associated with the acquisition of Investors Financial; and are presented on a fully taxable-equivalent basis.

(d) “Reported” results are in accordance with GAAP.

FULL YEAR 2008 VS. 2007

On an operating basis, total revenue increased 24.8% from $8.394 billion to $10.477 billion. Servicing fees increased 11%, from $3.388 billion to $3.745 billion. Management fees decreased 10%, from $1.141 billion to $1.028 billion. Trading services revenue increased 27%, from $1.152 billion to $1.467 billion and securities finance revenue increased 81%, from $681 billion to $1.230 billion. Processing fees and other revenue increased 2%, to $277 million from $271 million. Fully taxable-equivalent net interest revenue increased 56%, from $1.788 billion to $2.784 billion.

On an operating basis, expenses increased 22.4%, from $5.768 billion to $7.058 billion. On an annual, operating basis, the Company achieved approximately 240 basis points of positive operating leverage. Operating expenses included an increase of 21% to $4.120 billion in salaries and employee benefits expense. Transaction processing expense increased 4% to $644 million and information systems and communications increased 16% to $633 million. Occupancy expense increased 14% to $465 million. Other expenses increased 50% to $1.196 billion.

RESULTS OF THE FOURTH-QUARTER OF 2008 VS. YEAR-AGO QUARTER

On an operating basis, total revenue is $2.641 billion in the fourth quarter of 2008, up from $2.496 billion, or 5.8%, from the fourth quarter of 2007. Expenses on an operating basis are $1.806 billion, up 9.5% compared with $1.649 billion in the fourth quarter of 2007.

Servicing fees are $842 million, down 13%, from $967 million in the year-ago quarter. The decrease is primarily attributable to lower equity valuations. Total assets under custody at quarter end are $12.04 trillion, down 21%, compared with $15.30 trillion at the end of the year-ago quarter.

Daily average values for the S&P 500 Index are down 39%, for the MSCI® EAFE IndexSM are down 47%, and for the NASDAQ are down 41% during the fourth quarter of 2008 from the year-ago quarter.

Management fees, generated by State Street Global Advisors, are $209 million, down 30%, compared to $297 million in the year-ago quarter. The decrease in management fees reflects lower average month-end equity valuations and lower performance fees. Total assets under management at quarter end are $1.44 trillion, down 27%, compared to $1.98 trillion at the end of the year-ago quarter.

Average month-end values compared to the fourth quarter of 2007, are down 38% for the S&P 500 Index and down 41% for the NASDAQ; average month-end values for the MSCI® EAFE IndexSM are down 48%. The total return of the Lehman US Aggregate bond index for the fourth quarter is 4.58%.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fee revenue, is up 19%, from $352 million to $418 million. The increase is driven by higher volatility in foreign exchange, offset partially by a decline in foreign exchange volumes and in brokerage and other revenue.

Securities finance revenue is $329 million in the quarter, compared to $256 million in the year-ago quarter, an increase of 29%. The increase reflects improved spreads, offset partially by a lower level of demand for securities on loan reflecting the overall deleveraging of securities that occurred during the third and fourth quarters of 2008.

Processing and other revenue is up 51%, to $83 million primarily due to increases in product-related revenue.

Fully taxable-equivalent net interest revenue is $811 million, up 42% from $573 million in last year’s fourth quarter. The increase in net interest revenue is due to wider spreads on assets due to lower funding costs as a result of the reductions in the Fed Funds rate near the end of the third quarter and in fourth quarter. Net interest margin during the fourth quarter of 2008 increased to 2.28% from 1.95% in the year-ago period. During the quarter the Company recorded $78 million in other-than-temporary impairment charges on eleven investment securities, offset partially by $27 million in gains from the sales of securities and gains on security dispositions.

The 9.5% increase in expenses on an operating basis from $1.649 billion in the fourth quarter of 2007 to $1.806 billion in the fourth quarter of 2008 is primarily due to an increase in other expenses as well as in salaries and benefits costs. Salaries and employee benefits expense on an operating basis increased $42 million to $976 million, attributable to a higher headcount and benefits costs, offset partially by lower incentive compensation. Transaction processing expense decreased 21% to $145 million principally due to lower subcustodian and brokerage fees. Information systems and communications expense increased 10% to $163 million, and occupancy expenses of $124 million in 2008 quarter compare to $107 million in the 2007 quarter. On an operating basis, other expenses increased 44%, or $122 million, to $398 million, primarily due to increased securities processing costs and regulatory fees and assessments.

On an operating basis, the effective tax rate was 34.0% in the fourth quarter of 2008 compared with 34.9% in the fourth quarter of 2007. We expect the rate for 2009 to be approximately 34.0%.

RESULTS OF THE FOURTH-QUARTER OF 2008 VS. THIRD QUARTER OF 2008

On an operating basis, fourth-quarter earnings are $1.18 per share as compared to third-quarter earnings of $1.24 per share. Total revenue on a fully tax-equivalent basis in the 2008 fourth quarter of $2.641 billion is up 4.1%, or $105 million compared to $2.536 billion in the third quarter. On an operating basis, expenses in the fourth quarter of 2008 are $1.806 billion up 6.5%, or $111 million, from third-quarter expenses of $1.695 billion.

Servicing fee revenue is down 13% due to significantly lower average equity valuations. Management fee revenue is down 20% due to significantly lower average month-end equity valuations and lower performance fees. Trading services revenue is up 15% to $418 million primarily due to higher volatility, partially offset by lower volumes in foreign exchange. Securities finance revenue improved 34% to $329 million due to improved spreads, partially offset by a lower level of loaned securities. Processing fees and other revenue increased 32% to $83 million due to increases in product-related revenue.

Fully taxable-equivalent net interest revenue increased 27% to $811 million due to the wider spreads on assets following a significant cut in the Fed Funds rate in the fourth quarter and an increase in lower-cost funding.

Salaries and employee benefits expense is down 5% on an operating basis primarily due to lower incentive compensation. Transaction processing expense is down 12% due to lower brokerage and subcustodian fees. Information systems and communication is up 8% to and occupancy expense is up 7%. On an operating basis, other expense increased 65%, or $157 million, to $398 million. Other expenses included increased securities processing costs, additional regulatory fees and assessments, as well as legal and compliance costs.

ADDITIONAL INFORMATION

All per share amounts represent diluted earnings per common share based on average common shares outstanding for the respective period reported. Positive operating leverage is defined as the excess rate of growth of total revenue over the rate of growth of total operating expenses, each determined on an operating basis.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, January 20, 2009, at 9:30 a.m. EST, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 (conference ID 77064958). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 (conference ID 77064958), beginning approximately two hours after the call’s completion. The telephone replay will be available for approximately two weeks following the conference call. This press release, presentation materials to be referred to on the conference call and additional financial information are available on State Street’s website, at www.statestreet.com/stockholder, under “Investor Information—Latest News,” –Annual Reports and Financial Trends—Financial Trends” and “—Investor Events and Presentations.”

State Street Corporation (NYSE: STT) is the world's leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading services. With $12.04 trillion in assets under custody and $1.44 trillion in assets under management at December 31, 2008, State Street operates in 27 countries and more than 100 geographic markets worldwide and employs 28,475 worldwide.

FORWARD-LOOKING STATEMENTS

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about our goals and expectations regarding our business, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments and the business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this release.

Important factors that may affect future results and outcomes include:

  global financial market disruptions and the current, worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the United States and internationally;
  the financial strength of the counterparties with which we or our clients do business and with which we have investment or financial exposure;

  the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our customers;
  the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;
  the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;
  the possibility that changes to accounting rules or in market conditions or asset performance may require any off-balance sheet activities, including the unconsolidated asset-backed commercial paper conduits we administer, to be consolidated into our financial statements, requiring the recognition of associated losses;
  the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;
  our ability to attract deposits and other low-cost short-term funding;
  potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;
  the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the United States and internationally;
  our ability to measure the fair value of securities in our investment securities portfolio and in the asset-backed commercial paper conduits we sponsor;
  the results of litigation and similar disputes and, in particular, the effect of current or potential litigation concerning SSgA's active fixed-income strategies, and the enactment of legislation and changes in regulation and enforcement that impact us and our customers, as well as the effects of legal and regulatory proceedings;
  adverse publicity or other reputational harm;
  our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;
  the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;

  our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;
  our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;
  the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;
  our ability to obtain quality and timely services from third parties with which we contract;
  changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact our consolidated financial statements; and
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2007 Annual Report on Form 10-K and our subsequent SEC filings, including, in particular, our Current Report on Form 8-K dated January 20, 2009. We encourage investors to read these filings, particularly the sections on Risk Factors, and our subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, January 20, 2009, and we do not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Press Release Addendum

Consolidated Financial Highlights
December 31, 2008

	Quarters Ended			% Change
				Q4 2008	Q4 2008
	December 31,	September 30,	December 31,	vs.	vs.
(Dollars in millions, except per share amounts or where otherwise noted)	2008	2008	2007	Q3 2008	Q4 2007

Total Revenue (1)	$2,673	$2,771	$2,479	(4)%	8%
Total Expenses:
Non-operating provisions, net	450	-	467
Restructuring charges	306	-	-
Provision for indemnification exposure	-	200	-
Merger and integration costs	27	30	57
Expenses from operations	1,806	1,695	1,649	7	10
Income Tax Expense (Benefit)	(3)	369	83
Net Income	87	477	223	(82)	(61)
Net Income Available to Common Shareholders	65	477	223

Diluted Earnings Per Common Share	$.15	$1.09	$.57	(86)	(74)
Average Diluted Common Shares Outstanding (in thousands):	431,902	435,030	392,200

Cash Dividends Declared Per Common Share	$.24	$.24	$.23
Closing Price Per Share of Common Stock (at quarter end)	39.33	56.88	81.20

Return on Common Equity	2.3%	13.6%	7.7%

At Quarter End:
Assets Under Custody (AUC) (in trillions)	$12.04	$14.05	$15.30
Assets Under Management (AUM) (in trillions)	1.44	1.69	1.98

	Years Ended		% Change
			2008
	December 31,	December 31,	vs.
(Dollars in millions, except per share amounts)	2008	2007	2007

Total Revenue (2)	$10,693	$8,336	28%
Total Expenses:
Non-operating provisions, net	450	467
Restructuring charges	306	-
Provision for indemnification exposure	200	-
Merger and integration costs	115	198
Expenses from operations	7,058	5,768	22
Income Tax Expense	922	642	44
Net Income	1,642	1,261	30
Net Income Available to Common Shareholders	1,620	1,261	28

Diluted Earnings Per Common Share	$3.89	$3.45	13
Average Diluted Common Shares Outstanding (in thousands):	416,100	365,488

Cash Dividends Declared Per Common Share	$.95	$.88	8

Return on Common Equity	13.4%	13.4%

(1) Quarter ended September 30, 2008 includes $350 million gain from sale of CitiStreet interest, net of exit and other associated costs.
(2) Year ended December 31, 2008 includes $350 million gain from sale of CitiStreet interest, net of exit and other associated costs.
STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters and Years Ended December 31, 2008 and December 31, 2007

	Quarters Ended			Years Ended
	December 31,	December 31,		December 31,	December 31,
(Dollars in millions, except per share amounts)	2008	2007	% Change	2008	2007(1)	% Change

Fee Revenue:
Servicing fees	$842	$967	(13)%	$3,745	$3,388	11%
Management fees	209	297	(30)	1,028	1,141	(10)
Trading services	418	352	19	1,467	1,152	27
Securities finance	329	256	29	1,230	681	81
Processing fees and other	83	55	51	277	271	2
Total fee revenue	1,881	1,927	(2)	7,747	6,633	17

Net Interest Revenue:
Interest revenue	1,427	1,454	(2)	4,879	5,212	(6)
Interest expense	584	898	(35)	2,229	3,482	(36)
Net interest revenue (2)	843	556	52	2,650	1,730	53
Provision for loan losses	-	-		-	-
Net interest revenue after provision for loan losses	843	556	52	2,650	1,730	53

Gains (Losses) related to investment securities, net	(51)	(4)		(54)	(27)
Gain on sale of CitiStreet interest, net of exit and other associated costs	-	-		350	-
Total revenue	2,673	2,479	7.8	10,693	8,336	28.3

Expenses:
Salaries and employee benefits	976	793	23	4,120	3,256	27
Information systems and communications	163	148	10	633	546	16
Transaction processing services	145	184	(21)	644	619	4
Occupancy	124	107	16	465	408	14
Provision for legal exposure	-	600		-	600
Provision for investment account infusion	450	-		450	-
Restructuring charges	306	-		306	-
Merger and integration costs	27	57	(53)	115	198	(42)
Other	398	284	40	1,396	806	73
Total expenses	2,589	2,173	19.1	8,129	6,433	26.4
Income before income tax expense	84	306	(73)	2,564	1,903	35
Income tax expense (benefit)	(3)	83		922	642
Net income	$87	$223	(61)	$1,642	$1,261	30

Net income available to common shareholders	$65	$223	(71)	$1,620	$1,261	28

Earnings Per Common Share:
Basic	$.15	$.58	(74)	$3.92	$3.50	12
Diluted	.15	.57	(74)	3.89	3.45	13

Average Common Shares Outstanding (in thousands):
Basic	431,042	385,200		413,182	360,675
Diluted	431,902	392,200		416,100	365,488

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Year ended December 31, 2007 includes financial results of Investors Financial business for the quarters ended September 30 and December 31, 2007.

(2) Net interest revenue on a fully taxable-equivalent basis was $811 million and $573 million for the quarters ended December 31, 2008 and 2007, respectively, and $2.78 billion and $1.79 billion for the years ended December 31, 2008 and 2007, respectively. These amounts include taxable-equivalent adjustments of $28 million and $17 million for the quarters ended December 31, 2008 and 2007, respectively, and $104 million and $58 million for the years ended December 31, 2008 and 2007, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters Ended December 31, 2008 and September 30, 2008

	Quarters Ended
	December 31,	September 30,
(Dollars in millions, except per share amounts)	2008	2008	% Change

Fee Revenue:
Servicing fees	$842	$966	(13)%
Management fees	209	261	(20)
Trading services	418	363	15
Securities finance	329	246	34
Processing fees and other	83	63	32
Total fee revenue	1,881	1,899	(1)

Net Interest Revenue:
Interest revenue	1,427	1,027	39
Interest expense	584	502	16
Net interest revenue (1)	843	525	61
Provision for loan losses	-	-
Net interest revenue after provision for loan losses	843	525	61

Gains (Losses) related to investment securities, net	(51)	(3)
Gain on sale of CitiStreet interest, net of exit and other associated costs	-	350
Total revenue	2,673	2,771	(3.5)

Expenses:
Salaries and employee benefits	976	1,022	(5)
Information systems and communications	163	151	8
Transaction processing services	145	165	(12)
Occupancy	124	116	7
Provision for investment account infusion	450	-
Restructuring charges	306	-
Merger and integration costs	27	30	(10)
Other	398	441	(10)
Total expenses	2,589	1,925	34.5
Income before income tax expense	84	846	(90)
Income tax expense (benefit)	(3)	369
Net income	$87	$477	(82)

Net income available to common shareholders	$65	$477	(86)

Earnings Per Common Share:
Basic	$.15	$1.11	(86)
Diluted	.15	1.09	(86)

Average Common Shares Outstanding (in thousands):
Basic	431,042	430,872
Diluted	431,902	435,030

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $811 million and $640 million for the quarters ended December 31, 2008 and September 30, 2008, respectively. These amounts include taxable-equivalent adjustments of $28 million and $25 million.
STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Years Ended December 31, 2008 and December 31, 2007

	Quarters Ended (1)			Years Ended (1)
	December 31,	December 31,		December 31,	December 31,
(Dollars in millions, except per share amounts)	2008	2007	% Change	2008	2007	% Change

Fee Revenue:
Servicing fees	$842	$967	(13)%	$3,745	$3,388	11%
Management fees	209	297	(30)	1,028	1,141	(10)
Trading services	418	352	19	1,467	1,152	27
Securities finance	329	256	29	1,230	681	81
Processing fees and other	83	55	51	277	271	2
Total fee revenue	1,881	1,927	(2)	7,747	6,633	17

Net Interest Revenue:
Interest revenue, operating basis	1,133	1,471	(23)	4,714	5,270	(11)
Interest expense	322	898	(64)	1,930	3,482	(45)
Net interest revenue, operating basis	811	573	42	2,784	1,788	56
Provision for loan losses	-	-		-	-
Net interest revenue after provision for loan losses, operating basis	811	573	42	2,784	1,788	56

Gains (Losses) related to investment securities, net	(51)	(4)		(54)	(27)
Total revenue, operating basis (2)(3)	2,641	2,496	5.8	10,477	8,394	24.8

Expenses:
Salaries and employee benefits	976	934	4	4,120	3,397	21
Information systems and communications	163	148	10	633	546	16
Transaction processing services	145	184	(21)	644	619	4
Occupancy	124	107	16	465	408	14
Other	398	276	44	1,196	798	50
Total expenses, operating basis (2)(3)	1,806	1,649	9.5	7,058	5,768	22.4
Income before income tax expense, operating basis	835	847	(1)	3,419	2,626	30
Income tax expense, operating basis	274	290		1,127	899
Taxable-equivalent adjustment	28	17		104	58
Net income, operating basis	$533	$540	(1)	$2,188	$1,669	31

Net income available to common shareholders, operating basis	$511	$540	(5)	$2,166	$1,669	30

Diluted earnings per common share, operating basis	$1.18	$1.38	(14)	$5.21	$4.57	14

Average diluted common shares outstanding (in thousands)	431,902	392,200		416,100	365,488

Return on common equity, operating basis	18.3%	18.7%		17.9%	17.7%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.

(2) For the quarter ended December 31, 2008, negative operating leverage in the year-over-year comparison was 370 basis points, based on growth in total operating-basis revenue of 5.8% and growth in total operating-basis expenses of 9.5%.

(3) For the year ended December 31, 2008, positive operating leverage in the year-over-year comparison was 240 basis points, based on growth in total operating-basis revenue of 24.8% and growth in total operating-basis expenses of 22.4%.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended December 31, 2008 and September 30, 2008

	Quarters Ended (1)
	December 31,	September 30,
(Dollars in millions, except per share amounts)	2008	2008	% Change

Fee Revenue:
Servicing fees	$842	$966	(13)%
Management fees	209	261	(20)
Trading services	418	363	15
Securities finance	329	246	34
Processing fees and other	83	63	32
Total fee revenue	1,881	1,899	(1)

Net Interest Revenue:
Interest revenue, operating basis	1,133	1,105	3
Interest expense	322	465	(31)
Net interest revenue, operating basis	811	640	27
Provision for loan losses	-	-
Net interest revenue after provision for loan losses, operating basis	811	640	27

Gains (Losses) related to investment securities, net	(51)	(3)
Total revenue, operating basis (2)	2,641	2,536	4.1

Expenses:
Salaries and employee benefits	976	1,022	(5)
Information systems and communications	163	151	8
Transaction processing services	145	165	(12)
Occupancy	124	116	7
Other	398	241	65
Total expenses, operating basis (2)	1,806	1,695	6.5
Income before income tax expense, operating basis	835	841	(1)
Income tax expense	274	278
Taxable-equivalent adjustment	28	25
Net income, operating basis	$533	$538	(1)

Net income available to common shareholders, operating basis	$511	$538	(5)

Diluted earnings per common share, operating basis	$1.18	$1.24	(4.8)

Average diluted common shares outstanding (in thousands)	431,902	435,030

Return on common equity, operating basis	18.3%	15.4%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended December 31, 2008, negative operating leverage in the quarter-over-quarter comparison was 240 basis points, based on growth in total operating-basis revenue of 4.1% and growth in total operating-basis expenses of 6.5%.
STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Year Ended December 31, 2008

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2008				Year Ended December 31, 2008

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$842			$842	$3,745			$3,745
Management fees	209			209	1,028			1,028
Trading services	418			418	1,467			1,467
Securities finance	329			329	1,230			1,230
Processing fees and other	83			83	277			277
Total fee revenue	1,881			1,881	7,747			7,747

Net Interest Revenue:
Interest revenue	1,427	$(294)	(1)	1,133	4,879	$(165)	(8)	4,714
Interest expense	584	(262)	(2)	322	2,229	(299)	(2)	1,930
Net interest revenue	843	(32)		811	2,650	134		2,784
Provision for loan losses	-	-		-	-	-		-
Net interest revenue after provision for loan losses	843	(32)		811	2,650	134		2,784

Gains (Losses) related to investment securities, net	(51)	-		(51)	(54)	-		(54)
Gain on sale of CitiStreet interest, net of exit and other associated costs	-	-		-	350	(350)	(9)	-
Total revenue	2,673	(32)		2,641	10,693	(216)		10,477

Expenses:
Salaries and employee benefits	976	-		976	4,120	-		4,120
Information systems and communications	163	-		163	633	-		633
Transaction processing services	145	-		145	644	-		644
Occupancy	124	-		124	465	-		465
Provision for investment account infusion	450	(450)	(3)	-	450	(450)	(3)	-
Restructuring charges	306	(306)	(4)	-	306	(306)	(4)	-
Merger and integration costs	27	(27)	(5)	-	115	(115)	(5)	-
Other	398	-		398	1,396	(200)	(10)	1,196
Total expenses	2,589	(783)		1,806	8,129	(1,071)		7,058
Income before income taxes	84	751		835	2,564	855		3,419
Income tax expense (benefit)	(3)	277	(6)	274	922	205	(11)	1,127
Taxable-equivalent adjustment	-	28	(7)	28	-	104	(7)	104
Net income	$87	$446		$533	$1,642	$546		$2,188

Net income available to common shareholders	$65	$446		$511	$1,620	$546		$2,166

Diluted earnings per common share	$.15	$1.03		$1.18	$3.89	$1.32		$5.21

Average diluted common shares outstanding (in thousands)	431,902	431,902		431,902	416,100	416,100		416,100

Return on common equity	2.3%	16.0%		18.3%	13.4%	4.5%		17.9%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents taxable-equivalent adjustment of $28 million, which is not included in reported results and $322 million of revenue related to the Boston Federal Reserve Bank's Asset-Backed Commercial Paper Money Market Liquidity Facility (AMLF).
(2) Represents interest expense related to the Boston Federal Reserve Bank's AMLF.
(3) Represents a charge associated with SSgA Stable Value Funds.
(4)Represents restructuring costs associated with reduction in workforce and other cost initiatives.
(5) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.
(6) Represents $24 million of income tax expense related to the Boston Federal Reserve Bank's AMLF, $180 million of income tax benefit related to SSgA Stable Value Funds, $112 million of income tax benefit related to restructuring costs, and $9 million of income tax benefit related to merger and integration costs for the acquisition of Investors Financial.
(7) Represents taxable-equivalent adjustment, which is not included in reported results.
(8) Represents taxable-equivalent adjustment of $104 million for the year ended December 31, 2008, which is not included in reported results, plus a $98 million charge associated with SILO leveraged lease transactions, net of $367 million of revenue related to the Boston Federal Reserve Bank's AMLF.
(9) Represents gain on the sale of CitiStreet interest, net of exit and other associated costs, which State Street divested on July 1, 2008.
(10) Represents a charge to provide for estimated net exposure on an indemnification obligation associated with collateralized repurchase agreements.
(11) Represents $27 million of income tax expense related to the Boston Federal Reserve Bank's AMLF, $39 million of income tax expense related to the reserve for SILO's, $140 million of income tax expense related to the gain from sale of CitiStreet interest, $180 million of income tax benefit related to SSgA Stable Value Funds, $112 million of income tax benefit related to restructuring costs, $39 million of income tax benefit related to merger and integration costs for the acquisition of Investor's Financial and $80 million of income tax benefit related to the provision for estimated net exposure on an indemnification obligation associated with collateralized repurchase agreements.
STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Year Ended December 31, 2007

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2007				Year Ended December 31, 2007

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$967			$967	$3,388			$3,388
Management fees	297			297	1,141			1,141
Trading services	352			352	1,152			1,152
Securities finance	256			256	681			681
Processing fees and other	55			55	271			271
Total fee revenue	1,927			1,927	6,633			6,633

Net Interest Revenue:
Interest revenue	1,454	$17	(1)	1,471	5,212	$58	(1)	5,270
Interest expense	898	-		898	3,482	-		3,482
Net interest revenue	556	17		573	1,730	58		1,788
Provision for loan losses	-	-		-	-	-		-
Net interest revenue after provision for loan losses	556	17		573	1,730	58		1,788

Gains (Losses) related to investment securities, net	(4)	-		(4)	(27)	-		(27)
Total revenue	2,479	17		2,496	8,336	58		8,394

Expenses:
Salaries and employee benefits	793	141	(2)	934	3,256	141	(2)	3,397
Information systems and communications	148	-		148	546	-		546
Transaction processing services	184	-		184	619	-		619
Occupancy	107	-		107	408	-		408
Provision for legal exposure	600	(600)	(2)	-	600	(600)	(2)	-
Merger and Integration costs	57	(57)	(3)	-	198	(198)	(3)	-
Other	284	(8)	(2)	276	806	(8)	(2)	798
Total expenses	2,173	(524)		1,649	6,433	(665)		5,768
Income before income taxes	306	541		847	1,903	723		2,626
Income tax expense	83	207		290	642	257		899
Taxable-equivalent adjustment	-	17	(1)	17	-	58	(1)	58
Net income	$223	$317		$540	$1,261	$408		$1,669

Net income available to common shareholders	$223	$317		$540	$1,261	$408		$1,669

Diluted earnings per common share	$.57	$.81		$1.38	$3.45	$1.12		$4.57

Average diluted common shares outstanding (in thousands)	392,200	392,200		392,200	365,488	365,488		365,488

Return on common equity	7.7%	11.0%		18.7%	13.4%	4.3%		17.7%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents taxable-equivalent adjustment, which is not included in reported results.
(2) Represents a net charge associated with certain active fixed-income strategies at State Street Global Advisors.
(3) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.
STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended September 30, 2008

(Dollars in millions, except per share amounts)	Quarter Ended September 30, 2008

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$966			$966
Management fees	261			261
Trading services	363			363
Securities finance	246			246
Processing fees and other	63			63
Total fee revenue	1,899			1,899

Net Interest Revenue:
Interest revenue	1,027	$78	(1)	1,105
Interest expense	502	(37)	(2)	465
Net interest revenue	525	115		640
Provision for loan losses	-	-		-
Net interest revenue after provision for loan losses	525	115		640

Gains (Losses) related to investment securities, net	(3)	-		(3)
Gain on sale of CitiStreet interest, net of exit and other associated costs	350	(350)	(3)	-
Total revenue	2,771	(235)		2,536

Expenses:
Salaries and employee benefits	1,022	-		1,022
Information systems and communications	151	-		151
Transaction processing services	165	-		165
Occupancy	116	-		116
Merger and integration costs	30	(30)	(4)	-
Other	441	(200)	(5)	241
Total expenses	1,925	(230)		1,695
Income before income taxes	846	(5)		841
Income tax expense	369	(91)	(6)	278
Taxable-equivalent adjustment	-	25	(7)	25
Net income	$477	$61		$538

Net income available to common shareholders	$477	$61		$538

Diluted earnings per common share	$1.09	$.15		$1.24

Average diluted common shares outstanding (in thousands)	435,030	435,030		435,030

Return on common equity	13.6%	1.8%		15.4%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents taxable-equivalent adjustment of $25 million for the quarter ended September 30, 2008, which is not included in reported results, plus a $98 million charge associated with SILO leasing transactions, net of $45 million of revenue related to the Boston Federal Reserve Bank's Asset-Backed Commercial Paper Money Market Liquidity Facility (AMLF).

(2) Represents $37 million of interest expense related to the Boston Federal Reserve Bank's AMLF.
(3) Represents gain on the sale of CitiStreet interest, net of exit and other associated costs, which State Street divested on July 1, 2008.
(4) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

(5) Represents a charge to provide for estimated net exposure to customers on an indemnification obligation associated with collateralized repurchase agreements.

(6) Represents $3 million of income tax expense related to the Boston Federal Reserve Bank's AMLF, $39 million of income tax expense related to the reserve for SILO's, $140 million of income tax expense related to the gain from sale of CitiStreet interest, $11 million of income tax benefit related to merger and integration costs for the acquisition of Investors Financial, and $80 million of income tax benefit related to the provision for potential secured exposure associated with a collateralized repurchase agreement.

(7) Represents taxable-equivalent adjustment, which is not included in reported results.
STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	December 31,	September 30,	December 31,
(Dollars in millions, except per share amounts)	2008	2008	2007

Assets
Cash and due from banks	$3,181	$56,145	$4,041
Interest-bearing deposits with banks	55,733	20,548	6,271
Securities purchased under resale agreements	1,635	9,598	19,133
Federal funds sold	-	1,500	4,540
Trading account assets	815	6,332	589
Investment securities available for sale	54,163	68,881	70,326
Investment securities held to maturity purchased under money market liquidity facility
	6,087	76,660	-
Investment securities held to maturity	15,767	3,945	4,233
Loans and leases (net of allowance of $18)	9,113	17,430	15,784
Premises and equipment	2,011	1,987	1,894
Accrued income receivable	1,738	1,915	2,096
Goodwill	4,527	4,516	4,567
Other intangible assets	1,851	1,890	1,990
Other assets	17,010	14,217	7,079
Total assets	$173,631	$285,564	$142,543

Liabilities
Deposits:
Noninterest-bearing	$32,785	$70,033	$15,039
Interest-bearing -- U.S.	4,558	9,988	14,790
Interest-bearing -- Non-U.S.	74,882	70,848	65,960
Total deposits	112,225	150,869	95,789

Securities sold under repurchase agreements	11,154	17,274	14,646
Federal funds purchased	1,082	1,984	425
Short-term borrowings under money market liquidity facility	6,042	76,627	-
Other short-term borrowings	11,555	4,289	5,557
Accrued taxes and other expenses	578	2,443	4,392
Other liabilities	13,972	14,908	6,799
Long-term debt	4,419	4,106	3,636
Total liabilities	161,027	272,500	131,244

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; issued 20,000 shares	1,883	-	-
Common stock, $1 par: authorized 750,000,000 shares; issued 431,976,032, 431,950,903 and 398,366,326 shares
	432	432	398
Surplus	6,992	6,793	4,630
Retained earnings	8,965	9,002	7,745
Accumulated other comprehensive loss	(5,650)	(3,146)	(575)
Treasury stock (at cost 418,354, 404,943 and 12,081,863 shares)	(18)	(17)	(899)
Total shareholders' equity	12,604	13,064	11,299
Total liabilities and shareholders' equity	$173,631	$285,564	$142,543

CONTACT:
State Street Corporation
Edward J. Resch, +1 617-664-1110
or
Investors:
Kelley MacDonald, +1 617-664-3477
or
Media:
Hannah Grove, +1 617-664-3377